UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 20, 2012 (March 14, 2012)

Avis Budget Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-10308	06-0918165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6 Sylvan Way Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 496-4700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 15, 2012, Avis Budget Holdings, LLC and Avis Budget Car Rental, LLC (“ABCR,” and collectively, the “Borrowers”) entered into a Second Amendment (the “Second Amendment”) to the Amended and Restated Credit Agreement, dated as of May 3, 2011, among the Borrowers, JPMorgan Chase Bank, N.A. (“JPMorgan”) as administrative agent and the other lenders and parties thereto (as amended through the date hereof, the “Credit Agreement”), with JPMorgan, as administrative agent, the subsidiary borrowers from time to time parties thereto, the several lenders from time to time parties thereto and J.P. Morgan Securities LLC, Bank Of America Merrill Lynch, Barclays Capital and Deutsche Bank Securities, acting as joint lead arrangers and bookrunners, to make available to ABCR a $500 million tranche C incremental term loan (the “Term Loan C”) that will mature on March 15, 2019.  The Term Loan C will bear interest at an interest rate of, at ABCR’s option, either a Eurocurrency rate, which shall not be less than 1.0%, plus a margin of 3.25% per annum or an alternate base rate, which shall not be less than 2.0%, plus a margin of 2.25% per annum.  ABCR has agreed to pay the lenders party to the Second Amendment an upfront fee of up to 1.0% of the Term Loan C commitments.

The foregoing description of the Second Amendment is a summary and is qualified in its entirety by the terms and provisions of the Second Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02	Termination of Material Definitive Agreement.

On March 14, 2012, the Company’s subsidiaries, Centre Point Funding, LLC (“CPF”) and Budget Truck Rental LLC (“BTR”), entered into an agreement to terminate the Second Amended and Restated Series 2006-1 Supplement (the “Supplement”), dated as of December 3, 2010, among CPF, as Issuer, BTR, as Administrator, the CP Conduit Purchasers, the APA Banks and the Funding Agents named therein, Deutsche Bank Securities, Inc., as administrative agent, The Bank of New York Mellon Trust Company, N.A. as Trustee, Series 2006-1 Agent and Securities Intermediary, to the Amended and Restated Base Indenture (the “Base Indenture”), dated as of March 9, 2010, between CPF and the Trustee.  The Supplement terminated on March 14, 2012 after all obligations under the Supplement were paid in full.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under Item 1.01 of this report is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description
10.1
Second Amendment, dated as of March 15, 2012, to the Amended and Restated Credit Agreement dated as of May 3, 2011, among Avis Budget Holdings, LLC, Avis Budget Car Rental, LLC, the subsidiary borrowers from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the several lenders from time to time parties thereto J.P. Morgan Securities LLC, Bank Of America Merrill Lynch, Barclays Capital, Deutsche Bank Securities, acting as joint lead arrangers and bookrunners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

By:	AVIS BUDGET GROUP, INC. /s/ Bryon L. Koepke
Name: Bryon L. Koepke Title: Senior Vice President and Chief Securities Counsel

Date: March 20, 2012

AVIS BUDGET GROUP, INC.
CURRENT REPORT ON FORM 8-K
Report Dated March 20, 2012 (March 14, 2012)

EXHIBIT INDEX

Exhibit No.	Description
10.1
Second Amendment, dated as of March 15, 2012, to the Amended and Restated Credit Agreement dated as of May 3, 2011, among Avis Budget Holdings, LLC, Avis Budget Car Rental, LLC, the subsidiary borrowers from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the several lenders from time to time parties thereto J.P. Morgan Securities LLC, Bank Of America Merrill Lynch, Barclays Capital, Deutsche Bank Securities, acting as joint lead arrangers and bookrunners.